UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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KEYSIGHT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 27, 2015, Keysight Technologies, Inc. made the following information available to its stockholders in connection with its 2015 Annual Meeting of Stockholders.

KEYSIGHT TECHNOLOGIES, INC.

1400 Fountaingrove Parkway

Santa Rosa, California 95403

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 3 TO BE CONSIDERED

AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MARCH 19, 2015

The following information relates to the proxy statement (the “Proxy Statement”) of Keysight Technologies, Inc. (the “Company”), which was first sent or made available on February 6, 2015 to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2015 Annual Meeting of Stockholders to be held on Thursday, March 19, 2015 at 8:00 a.m., Pacific Standard Time, at Keysight’s headquarters located at 1400 Fountaingrove Parkway, Santa Rosa, California 95403 (U.S.A.) and any adjournment or postponement thereof (the “Annual Meeting”).  The information in this supplement, dated February 27, 2015, to the Proxy Statement (the “Supplement”) is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.  Except as described in this Supplement, the information provided in the Proxy Statement continues to apply.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Concerning Proposal 3 — Approval of the Adoption of the 2014 Equity Plan and the Performance Goals under the 2014 Equity Plan for Purposes of Section 162(m) of the Internal Revenue Code

As disclosed in the Proxy Statement, the Company is requesting that stockholders approve the 2014 Equity and Incentive Compensation Plan (“2014 Equity Plan”), and the performance goals under the 2014 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Approval of the 2014 Equity Plan

As explained below, stockholders should be aware that the 2014 Equity Plan is currently effective but the Company is seeking approval at the 2015 Annual Meeting of the 2014 Equity Plan for future grants.  Thus, if Proposal 3 is not approved by stockholders at the Annual Meeting, no further awards would be granted under the 2014 Equity Plan from and after the date of the Annual Meeting while not impacting existing awards under the 2014 Equity Plan.

As disclosed in the Proxy Statement, the 2014 Equity Plan was approved by the Board of Directors and by Agilent Technologies, Inc. (“Agilent”), as our sole stockholder at the time, before the Company’s shares were listed on the New York Stock Exchange in connection with the Company becoming an independent company as a result of its separation from Agilent on November 1, 2014.  Thus, as permitted by the New York Stock Exchange listing standards, stockholders should be aware that the 2014 Equity Plan became effective on November 1, 2014 upon the Company’s separation from Agilent and is not contingent upon stockholder approval of Proposal 3.  Moreover, according to the terms of the 2014 Equity Plan, unless earlier terminated by the Board of Directors, the 2014 Equity Plan currently will expire on November 1, 2024.

If Proposal 3 is not approved by stockholders at the Annual Meeting, the Board will not grant any additional awards under the 2014 Equity Plan from and after the date of the Annual Meeting, which would significantly limit the Company’s ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors.  However, if Proposal 3 is not approved by stockholders at the Annual Meeting, awards made pursuant to the 2014 Equity Plan before the date of the Annual Meeting would not be impacted.  As disclosed in the Proxy Statement, Agilent equity-based awards were converted into Company equity-based awards under the 2014 Equity Plan upon the Company’s separation from Agilent.  A total of 6,506,644 shares of Company shares were awarded under the 2014 Equity Plan as a result of the conversion.  Moreover, the Company has granted additional equity-based compensation awards under the 2014 Equity Plan to eligible participants since the date of the conversion and anticipates that through March 1, 2015, a total of approximately 2,612,500 additional shares (assuming, for this purpose, the target level of performance for performance shares) will be subject to outstanding awards under the 2014 Equity Plan.  All of these outstanding awards, which have been granted in the form of stock options, restricted stock units and performance shares, and any other awards granted under the 2014 Equity Plan prior to the date of the Annual Meeting, are currently effective, are not subject to stockholder approval of Proposal 3 and will remain outstanding and effective in accordance with their existing terms whether or not Proposal 3 is approved by stockholders.

Finally, approximately 7,400 employees and each of our non-employee directors are currently eligible to participate in the 2014 Equity Plan.  For purposes of this vote, stockholders should be aware that the Administrator of the 2014 Equity Plan may award dividend equivalents with respect to the number of shares covered by the stock award.  Such dividend equivalents shall be subject to the same vesting provisions as the underlying stock award and, in the case of an award subject to performance-based vesting conditions, any dividend equivalents relating to such award shall be subject to the same performance-based vesting conditions.

Approval of the Performance Criteria

As disclosed in the Proxy Statement, stockholders are also being asked in Proposal 3 to approve the material terms of the performance goals under the 2014 Equity Plan to qualify certain compensation under the plan as performance-based compensation for purposes of Section 162(m).  The 2014 Equity Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to the $1,000,000 deductibility cap under Section 162(m).  In general, under Section 162(m), in order for the Company to deduct compensation in excess of $1,000,000 paid in any one year to any of the Company’s “covered employees” (as defined in Section 162(m)), such compensation must qualify as “performance-based.”  One of the requirements applicable to “performance-based” compensation is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years.

For purposes of the vote, stockholders should be aware that for purposes of Section 162(m), the material terms of the performance goals under the 2014 Equity Plan are:  (1) the employees eligible to receive compensation; (2) a description of the business criteria on which the performance goal is based; and (3) the maximum amount of compensation that can be paid to an employee under the performance goal.  Each of these aspects is discussed in the Proxy Statement in Proposal 3, and stockholders should be aware that approval of Proposal 3 will be approval of each of these aspects of the plan for purposes of Section 162(m).  Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that compensation will be treated as exempt “performance-based” compensation.  Furthermore, the Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

For additional information about the 2014 Equity Plan, we encourage you to review the entire text of the 2014 Equity Plan, a copy of which is attached as Appendix A to the Proxy Statement.

Keysight’s Board recommends a vote FOR the approval of the 2014 Equity Plan and the performance goals and related provisions under the 2014 Equity Plan for purposes of Section 162(m) of the Internal Revenue Code.

Voting Information

You do not have to take any action if you have already voted your shares and do not wish to revoke or change your votes.  Your votes will be tabulated at the Annual Meeting as you instructed.

If you have already voted your shares and wish to revoke your proxy or change your voting instructions, you may do so prior to the vote at the Annual Meeting.  You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke and supersede your earlier voting instructions) or by attending the Annual Meeting and voting in person.  Your attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request.  Please refer to the voting instructions in the Proxy Statement for more information.  Also, for your convenience, included with this Supplement is an additional proxy card or voting instruction form and, if applicable, a Notice of Internet Availability of Proxy Materials.  If you have not already voted your shares on the Annual Meeting proposals, you are urged to vote as soon as possible, even if you plan to attend the Annual Meeting.